Execution Copy

FIRST AMENDMENT TO

THIRD AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This First Amendment to Third Amended and Restated Employment Agreement (this “Amendment”) is effective January 31, 2015, by and between Triangle Petroleum Corporation (the “Company”) and Jonathan Samuels (“Employee”).  The Company and Employee are referred to collectively in this Amendment as the “Parties.”

WHEREAS, Holder and the Company have entered into that certain Third Amended and Restated Employment Agreement, dated as of July 4, 2013 (the “Employment Agreement”); and

WHEREAS, the Parties desire to amend the Employment Agreement.

NOW, THEREFORE, effective as of the date hereof, Exhibit “B” to the Employment Agreement is hereby amended as provided below:

1.Capitalized Terms.  All capitalized terms used in this Amendment and not otherwise defined shall have the same meaning as in the Employment Agreement or Exhibits thereto.

2.The following definitions within Exhibit B of the Employment Agreement are hereby removed and replaced with the following:

“Caliber Net Proceeds” means, (a) upon a Caliber Liquidity Event other than a Change in Control, (i) the Caliber Pre-Tax Proceeds plus (ii) the aggregate amount of any dividends, distributions or any payment received by the Company or a TPC Affiliate from and after the date hereof and prior to the consummation of the Caliber Liquidity Event, in each case,  with respect to its interest in Caliber (other than any such dividend, distribution or payment that is treated as a return of capital invested in Caliber) less (iii) any dividends, distributions or other payments previously paid to the Employee in respect of the Caliber Incentive Award before or upon the occurrence of a Caliber Liquidity Event (which, for the avoidance of doubt, remain subject to the express approval of the Company’s board of directors) less (iv) all capital invested in Caliber by the Company and any TPC Affiliate prior to such Liquidity Event that remains unreturned as of the consummation of such Caliber Liquidity Event less  (v) all direct transaction expenses (excluding, for the avoidance of doubt, any amounts payable as compensation to employees of the Company or any TPC Affiliate including the bonus program described in this Exhibit B) incurred by the Company or a TPC Affiliate in connection with such Caliber Liquidity Event, to the extent not already excluded from Caliber Pre-Tax Proceeds and (b) upon a Caliber Liquidity Event that is a Change in Control, (i) the portion of the Change in Control Price that is allocated to Caliber in accordance with Section 4 less (ii) any dividends, distributions or other payments previously paid to the Employee in respect of the Caliber Incentive Award before or upon the occurrence of a Caliber Liquidity Event (which, for the avoidance of doubt, remain subject to the express approval of the Company’s board of directors).

“RockPile Net Proceeds” means, (a) upon a RockPile Liquidity Event other than a Change in Control, (i) the RockPile Pre-Tax Proceeds plus (ii) the aggregate amount of any dividends, distributions or any payment received by the Company or a TPC Affiliate from and after the date hereof and prior to the consummation of the RockPile Liquidity Event, in each case,  with respect to its interest in RockPile (other than any such dividend, distribution or payment that is treated as a return of capital invested in RockPile) less (iii) any dividends, distributions or other payments previously paid to the Employee in respect of the RockPile Incentive Award before or upon the occurrence of a RockPile Liquidity Event (which, for the avoidance of doubt, remain subject to the express approval of the Company’s board of directors) less (iv) all capital invested in RockPile by the Company and any TPC Affiliate prior to such Liquidity Event that remains unreturned as of the consummation of such RockPile Liquidity Event less  (v) all direct transaction expenses (excluding, for the avoidance of doubt, any amounts payable as compensation to employees of the Company or any TPC Affiliate including the bonus program described in this Exhibit B) incurred by the Company or a TPC Affiliate in connection with such RockPile Liquidity Event, to the extent not already excluded from RockPile Pre-Tax Proceeds and (b) upon a RockPile Liquidity Event that is a Change in Control, (i) the portion of the Change in Control Price that is allocated to RockPile in accordance with Section 4 less  (ii) any dividends, distributions or other payments previously paid to the Employee in respect of the RockPile Incentive Award before or upon the occurrence of a RockPile Liquidity Event (which, for the avoidance of doubt, remain subject to the express approval of the Company’s board of directors).

3.Except as amended hereby, the Employment Agreement and the Exhibits thereto shall continue in full force and effect without change and the Employment Agreement and this Amendment shall be read, taken, and construed as one and the same instrument.

4.This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of Colorado applicable to agreements made and to be performed entirely within the State, including, but not limited to, all matters of enforcement, validity and performance.

5.This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one in the same instrument

[Remainder of Page Intentionally Blank;

Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

TRIANGLE PETROLEUM CORPORATION

/s/ Gus Halas
By:	Gus Halas
Title:	Chairman, Compensation Committee

EMPLOYEE

/s/ Jonathan Samuels

JONATHAN SAMUELS

[Signature Page to First Amendment to Third

Amended and Restated Employment Agreement]